Exhibit 23.1

Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660
________________________________________________________________________

Mr. Nir Eliyahu, President
Advanced Cellular, Inc.
5348 Vegas Drive
Las Vegas NA

Dear Mr. Eliyahu:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Advanced Cellular, Inc. on amended Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated August 26, 2010, as of and for the period ended June 30, 2010. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

/s/ Weinberg & Baer LLC
Weinberg & Baer LLC
Baltimore, Maryland
October 13, 2010